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                              LTC PROPERTIES, INC.

                                   EXHIBIT 4.7

                         SEVENTH SUPPLEMENTAL INDENTURE

      This SEVENTH SUPPLEMENTAL INDENTURE, dated as of January 14, 1999, is by and between LTC Properties, Inc., a Maryland corporation (the "Company"), and Harris Trust and Savings Bank, an Illinois banking corporation (the "Trustee"), to that certain Indenture, dated as of September 23, 1994, between the Company and the Trustee (as amended to date, the "Indenture"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Indenture.

      WHEREAS, the parties hereto have entered into the Indenture which provides for the issuance by the Company of individual series of securities thereunder, upon the Company and the Trustee entering into a supplemental indenture to the Indenture authorizing such series;

      WHEREAS, the Third Supplemental Indenture to the Indenture authorized the issuance of the Company's 8.25% Convertible Subordinated Debentures due January 1, 1999 (the "8.25% Debentures");

      WHEREAS, the Sixth Supplemental Indenture to the Indenture extended the maturity date and the final conversion date of the 8.25% Debentures to January 15, 1999;

      WHEREAS, the Company and the Holders wish to extend the maturity of the 8.25% Debentures from January 15, 1999 to September 30, 1999;

      WHEREAS, the Company and the Holders wish to extend the date on or before which Holders may convert the 8.25% Debentures into common stock of the Company from the close of business on January 15, 1999 to the close of business on September 30, 1999;

      WHEREAS, the Company has received consent from Holders of $10,000,000 principal amount of the 8.25% Debentures (representing 100% of the outstanding principal amount of the 8.25% Debentures) to enter into this Seventh Supplemental Indenture to (i) provide for the extension of the maturity of the 8.25% Debentures from January 15, 1999 to September 30, 1999 and (ii) extend the date on or before which Holders may convert the 8.25% Debentures into common stock of the Company from the close of business on January 15, 1999 to the close of business on September 30, 1999;

      WHEREAS, all acts necessary to constitute this Seventh Supplemental Indenture as a valid, binding and legal obligation of the Company have been done and performed.

      NOW, THEREFORE, in consideration of the premises and of the covenants contained herein, it is hereby agreed as follows:

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      1. The following terms of the 8.25% Debentures shall be amended as set forth below:

            1.1 Extension of Maturity Date. The maturity date of the 8.25% Debentures shall be extended from January 15, 1999 to September 30, 1999.

            1.2. Extension of Final Conversion Date. The date on or before which Holders may convert the 8.25% Debentures into common stock of the Company shall be extended from the close of business on January 15, 1999 to the close of business on September 30, 1999.

            2. Except as expressly modified and superseded by this Seventh Supplemental Indenture, the terms and provisions of the Indenture and the 8.25% Debentures issued thereunder are ratified and confirmed and shall continue in full force and effect.

            3. The laws of the State of New York shall govern this Seventh Supplemental Indenture without regard to the principles of conflicts of law.


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      IN WITNESS WHEREOF, the parties hereto have caused this Seventh
Supplemental Indenture to be duly executed, all as of the date first above written.

                                    LTC PROPERTIES, INC.


                                    By /s/ ANDRE C. DIMITRIADIS
                                       ------------------------------------
                                       Andre C. Dimitriadis
                                       Chairman and Chief Executive Officer


                                    HARRIS TRUST AND SAVINGS BANK,
                                    as Trustee


                                    By /s/ D.G. DONOVAN
                                       ------------------------------------
                                       D. G. Donovan
                                       Assistant Vice President


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